Exhibit 21.1

Crescent Energy Company Subsidiaries		Jurisdiction
1.	Artemis Acquisition Holdings Inc.	Delaware
2.	Artemis Merger Sub II LLC	Delaware
3.	Bridge Energy Holdings LLC	Delaware
4.	Bridge Energy LLC	Delaware
5.	Bridge Energy Management LLC	Delaware
6.	CMP Legacy Co. LLC	Delaware
7.	CMP Venture Co. LLC	Delaware
8.	CMP Crescent Minerals I (Gray) LLC	Delaware
9.	Colt Admiral A Holding GP LLC	Delaware
10.	Colt Admiral A Holding L.P.	Delaware
11.	Contango AgentCo Onshore, Inc.	Delaware
12.	Contango Alta Investments, LLC	Delaware
13.	Contango Crescent Renee LLC	Delaware
14.	Contango Crescent VentureCo I LLC	Delaware
15.	Contango Midstream Company, LLC	Delaware
16.	Contango Oil & Gas Management LLC	Delaware
17.	Contango Resources, LLC	Delaware
18.	Contaro Company, LLC	Delaware
19.	Crescent Conventional LLC	Delaware
20.	Crescent Energy Finance LLC	Delaware
21.	Crescent Energy Midland Services LLC	Oklahoma
22.	Crescent Energy OpCo LLC	Delaware
23.	Crescent Energy Operating, LLC	Delaware
24.	Crescent Minerals Partners Management LLC	Delaware
25.	CRGY Bend LLC	Delaware
26.	DMA Royalty Investments L.P.	Delaware
27.	EIGF Minerals GP LLC	Delaware
28.	EIGF Minerals L.P.	Delaware
29.	Falcon Holding L.P.	Delaware
30.	IE Buffalo Holdings LLC	Delaware
31.	IE Buffalo Minerals LLC	Delaware
32.	IE L Merger Sub LLC	Delaware
33.	Crescent Energy Management LLC	Delaware
34.	Independence Minerals GP LLC	Delaware
35.	Independence Minerals Holdings LLC	Delaware
36.	Independence Minerals L.P.	Delaware
37.	Independence Upstream GP LLC	Delaware
38.	Independence Upstream Holdings GP LLC	Delaware
39.	Independence Upstream Holdings L.P.	Delaware
40.	Independence Upstream L.P.	Delaware
41.	Crescent EF Aggregator L.P.	Delaware
42.	Javelin EF GP LLC	Delaware

43.	Javelin EF L.P.	Delaware
44.	Crescent EFA GP LLC	Delaware
45.	Crescent EFA Holdings LLC	Delaware
46.	Javelin Energy Partners Management LLC	Delaware
47.	Crescent Energy Marketing, LLC	Delaware
48.	Crescent Gladiator, LLC	Delaware
49.	Javelin Oil & Gas, LLC	Delaware
50.	Crescent Palo Verde Aggregator L.P.	Delaware
51.	Crescent Palo Verde GP LLC	Delaware
52.	Crescent Palo Verde LP	Delaware
53.	Crescent Uinta, LLC	Texas
54.	Javelin VentureCo LLC	Delaware
55.	Madden AgentCo Inc.	Delaware
56.	Madden AssetCo LLC	Delaware
57.	Mineral Acquisition Company I, LP	Delaware
58.	Newark Acquisition GP I LLC	Delaware
59.	Newark Acquisition I L.P.	Delaware
60.	Newark C-I Holding L.P.	Delaware
61.	Newark Holding Agent Corp.	Delaware
62.	Renee Acquisition LLC	Delaware
63.	Renee C-I Holding Agent Corp.	Delaware
64.	Renee C-I Holding L.P.	Delaware
65.	Renee Holding GP LLC	Delaware
66.	SilverBow AgentCo Inc.	Delaware
67.	SilverBow Resources Operating, LLC	Delaware
68.	Springfield GS Holdings LLC	Delaware
69.	Sunrise Independence WI AgentCo Inc.	Delaware
70.	Titan Energy Holdings L.P.	Delaware
71.	Vine Royalty GP LLC	Delaware
72.	Vine Royalty L.P.	Delaware
73.	Crescent (Eagle Ford) LLC	Delaware